                                                                    Exhibit 20.1

--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1996-C
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

         PERIOD 27                                                                                                   PAGE # 1
 DETERMINATION: 10-Mar-99                                                                                        Beginning 2/1/99
  DISTRIBUTION: 15-Mar-99                                                                                         Ending 2/28/99
      TIME: 4/13/99 10:44
                                                      CLASS A-1 5.489% MONEY MARKET ASSET BACKED NOTES
                                                      CLASS A-2 5.750% ASSET BACKED NOTES
                                                      CLASS A-3 5.950% ASSET BACKED NOTES
                                                      CLASS A-4 6.150% ASSET BACKED NOTES
                                                      CLASS B-1 6.250% ASSET BACKED CERTIFICATES

                    ORIG PRINCIPAL          BEG PRINCIPAL        PRINCIPAL         INTEREST           TOTAL           END PRINCIPAL
   CLASS               BALANCE                 BALANCE         DISTRIBUTION      DISTRIBUTION      DISTRIBUTION           BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
A-1 Notes           $225,000,000.00                 $0.00              $0.00            $0.00              $0.00             $0.00

A-2 Notes           $239,000,000.00                 $0.00              $0.00            $0.00              $0.00             $0.00

A-3 Notes           $324,000,000.00       $163,478,898.16     $17,788,814.46      $810,582.87     $18,599,397.33   $145,690,083.70

A-4 Notes           $178,000,000.00       $178,000,000.00              $0.00      $912,250.00        $912,250.00   $178,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
NOTES TOTALS        $966,000,000.00       $341,478,898.16     $17,788,814.46    $1,722,832.87     $19,511,647.33   $323,690,083.70
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
      B-1            $30,938,845.63       $18,157,468.80        $569,095.20        $94,570.15       $663,665.35    $17,588,373.60
-----------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS   $30,938,845.63       $18,157,468.80        $569,095.20        $94,570.15       $663,665.35    $17,588,373.60
-----------------------------------------------------------------------------------------------------------------------------------
       TOTALS       $996,938,845.63      $359,636,366.96     $18,357,909.66     $1,817,403.02     $20,175,312.68   $341,278,457.30
-----------------------------------------------------------------------------------------------------------------------------------

                          FACTOR INFORMATION PER $1,000


                          PRINCIPAL          INTEREST          END PRINCIPAL
  CLASS                  DISTRIBUTION      DISTRIBUTION           BALANCE
-------------------------------------------------------------------------------
    A-1                    0.00000000       0.00000000            0.00000000
                          -----------------------------------------------------
    A-2                    0.00000000       0.00000000            0.00000000
                          -----------------------------------------------------
    A-3                   54.90374833       2.50179898          449.66075216
                          -----------------------------------------------------
    A-4                    0.00000000       5.12500000        1,000.00000000
-------------------------------------------------------------------------------
Notes Totals              18.41492180       1.78347088          335.08290238
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
    B-1                   18.39419631       3.05667998          568.48835960
-------------------------------------------------------------------------------
Certificate Totals        18.39419631       3.05667998          568.48835960
-------------------------------------------------------------------------------
      TOTALS              18.41427861       1.82298345          342.32637117
-------------------------------------------------------------------------------

                     IF THERE ARE ANY QUESTIONS OR COMMENTS,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

--------------------------------------------------------------------------------

                        KIM COSTA
                        THE CHASE MANHATTAN BANK - ASPG
                        450 WEST 33RD STREET, 15TH FLOOR
                        NEW YORK, NEW YORK 10001
                        (212) 946-3247

(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1996-C
                         STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------------

          PERIOD 27                                       PAGE # 2
  DETERMINATION: 10-Mar-99                            Beginning 2/1/99
   DISTRIBUTION:  15-Mar-99                              Ending 2/28/99
           TIME:  4/13/99 10:44

                                                                                                             per $1000
                                                                                                             ---------
Section 5.8 (iii)     Servicing Fee                                              $299,696.97                 .30061721

Section 5.8 (iv)      Administration Fee                                           $1,000.00                 .00100307

Section 5.8 (vi)      Pool Balance at the end of the Collection Period       $341,278,457.30

Section 5.8 (vii)     Repurchase Amounts for Repurchased Receivable
                                  By Seller                                            $0.00
                                  By Servicer                                    $151,773.55
                                  TOTAL                                          $151,773.55

Section 5.8 (viii)    Realized Net Losses for Collection Period                  $271,404.13

Section 5.8 (ix)      Reserve Account Balance after Disbursement              $10,238,353.72

Section 5.8 (x)       Specified Reserve Account Balance                       $10,238,353.72

Section 5.8 (xi)      Total Distribution Amount                               $20,759,471.52

                                  Servicing Fee                                  $299,696.97
                                  Administrative Fee                               $1,000.00
                                  Noteholders' Distribution Amount            $19,511,647.33
                                  Certificateholders' Distribution Amount        $663,665.35
                                  Deposit to Reserve Account                     $283,461.87

Section 5.8 (xii)     Noteholders' Distributable Amount

 -----------------------------------------------------------------------------------------------------------------------------------
    Class       Principal          Interest       Total        Prin (per $1000/orig)  Int (per $1000/orig)   Total (per $1000/orig)
 -----------------------------------------------------------------------------------------------------------------------------------
     A-1             $0.00             $0.00             $0.00        0.00000000           0.00000000              0.00000000
     A-2             $0.00             $0.00             $0.00        0.00000000           0.00000000              0.00000000
     A-3    $17,788,814.46       $810,582.87    $18,599,397.33       54.90374833           2.50179898             57.40554731
     A-4             $0.00       $912,250.00       $912,250.00        0.00000000           5.12500000              5.12500000
 -----------------------------------------------------------------------------------------------------------------------------------
    Total   $17,788,814.46     $1,722,832.87    $19,511,647.33       18.41492180           1.78347088             20.19839268
 -----------------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiii)    Certificateholders' Distributable Amount

------------------------------------------------------------------------------------------------------------------------------------
Class       Principal              Interest        Total       Prin (per $1000/orig)  Int (per $1000/orig)   Total (per $1000/orig)
------------------------------------------------------------------------------------------------------------------------------------
 B-1       $569,095.20            $94,570.15     $663,665.35         18.39419631          3.05667998            21.45087628
------------------------------------------------------------------------------------------------------------------------------------
Total      $569,095.20            $94,570.15     $663,665.35         18.39419631          3.05667998            21.45087628
------------------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiv)    Reserve Account Transfer Amount                $283,461.87

                    (C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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